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                          REGISTRATION RIGHTS AGREEMENT


         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of July 15, 1999, by and between RETAIL DISTRIBUTORS, INC., a Delaware corporation ("RDI"), and SHARED TECHNOLOGIES CELLULAR, INC., a Delaware corporation (the "Company").


                                    RECITALS:

         A. Simultaneously with the execution and delivery of this Agreement, the Company and RDI have entered into (i) a Stock Purchase Agreement whereby the Company has issued to RDI 150,000 shares (the "Issued Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock") in exchange for all of the issued and outstanding shares of common stock of Retail Cellular, Inc. owned by RDI and (ii) a Service Agreement, whereby the Company, upon RDI's achievement of certain performance milestones as more particularly set forth therein, will issue to RDI warrants (the "Warrants") to purchase shares of Common Stock, and whereby further, the Company may issue to RDI additional shares of Common Stock in consideration for services to be rendered by RDI (the "Service Shares"); and

         B. The Issued Shares, the Warrants and the Service Shares will be issued to RDI without registration under the Securities Act of 1933, as amended, and applicable state securities laws, and the Company and RDI desire to provide hereunder for the registration of the shares of Common Stock issued pursuant to the Stock Purchase Agreement and the Service Agreement and issuable upon exercise of the Warrants.

         NOW, THEREFORE, in consideration of the premises and the mutual independent covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE 1
                                   DEFINITIONS

         1.1 Definitions. As used in this Agreement, the following capitalized terms have the meanings set forth below:

                  Applicable Period -- In the case of a Shelf Registration Statement, the period referred to in Section 2.1(b)(ii), and in the case of any other Registration Statement, nine (9) months or such shorter period as is necessary to complete the distribution of the Registrable Securities covered thereby.
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                  Conversion Shares -- The shares of Common Stock issued to
         Qualified Holders upon exercise of the Warrants and any shares of Common Stock issued as a stock dividend or in a stock split or in connection with any other stock combination or division in respect of the Conversion Shares issued upon such conversion and/or exercise.

                  Demand - As defined in Section 2.1(b)(i) hereof.

                  Exchange Act - The Securities Exchange Act of 1934, as amended, or similar federal statute then in effect, and a reference to a particular section thereof or regulation thereunder shall be deemed to include a reference to the comparable section, if any, of, or regulation, if any, under, any such similar federal statute.

                  Issued Shares - The 150,000 shares of Common Stock issued to RDI pursuant to the Stock Purchase Agreement.

                  Majority Holders -- Qualified Holders holding sixty-seven percent (67%) of the Registrable Securities included in a Shelf Registration Statement.

                  Notice of Demand -- As defined in Section 2.1(b)(i) hereof.

                  Person - An individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

                  Piggy-back Registration - A registration of Conversion Shares and/or Service Shares pursuant to Section 2.1(c) hereof.

                  Prior S-3 - The Registration Statement on Form S-3 filed by the Company with the SEC on March 8, 1999 relating to the resale of up to 4,980,000 shares of Common Stock by the selling stockholders named therein.

                  Prospectus -- The prospectus included in a Registration Statement, including any preliminary prospectus, and any such Prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and by all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all exhibits thereto and all material incorporated by reference therein.

                  Qualified Holder - RDI so long as it holds any of the Issued Shares, Conversion Shares or Service Shares and any officer, director or employee of RDI to whom RDI or a successor-in-interest (such successor-in-interest also to be deemed for purposes hereof a Qualified Holder) transfers such Issued Shares, Conversion Shares or Service Shares.



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                  Registrable Securities - The Issued Shares and any Conversion
         Shares and Service Shares issued to, and held by, a Qualified Holder. As to any Registrable Securities, once issued such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or, if earlier, when the Applicable Period shall have expired with respect to such securities; (ii) they are eligible to be distributed to the public pursuant to Rule 144(k) (or any successor provision) under the Securities Act; (iii) new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force; or (iv) they shall have ceased to be outstanding.

                  Registration Statement -- A Shelf Registration Statement, any registration statement registering shares held by Qualified Holders pursuant to Section 2.1(c) hereof and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  SEC -- The Securities and Exchange Commission.

                  Securities Act -- The Securities Act of 1933, as amended, or similar federal statute then in effect, and a reference to a particular section thereof or regulation thereunder shall be deemed to include a reference to the comparable section, if any, of, or regulation, if any, under, such similar federal statute.

                  Seller - As defined in Section 2.1(h) hereof.

                  Shelf Registration -- A registration required to be effected pursuant to Section 2.1(a) or (b).

                  Shelf Registration Statement -- A "shelf" registration statement of the Company pursuant to the provisions of Section 2.1(a) or (b) of this Agreement which covers Registrable Securities and is filed on Form S-3 under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  Underwriter -- A person who acts as an underwriter with respect to any registration of securities pursuant to this Agreement.



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                  Underwritten Offering -- A sale of securities of the Company to an Underwriter or Underwriters for reoffering to the public.

                                   ARTICLE 2
                               REGISTRATION RIGHTS

                  2.1 Registration.

                     (1) Shelf Registration of Issued Shares. On or before the thirtieth (30th) day following the date that the Prior S-3 is declared effective by the SEC, but in any event on or before the one hundred twentieth (120th) day following the date hereof, the Company will prepare and file with the SEC a Shelf Registration Statement covering the resale of the Issued Shares, and will use its reasonable best efforts to effect as expeditiously as reasonably possible a Shelf Registration of the Issued Shares. The agreements of the Company set forth in Section 2.2(b)(ii) shall apply equally to such Shelf Registration Statement.

                     (2) Shelf Registration of Conversion Shares.

                        (1) At any time from and after the date of filing the Shelf Registration Statement described in Section 2.1(a) until the third (3rd) anniversary of the later of the initial issuance of the Warrants or the Service Shares, one (1) or more Qualified Holders holding in the aggregate at least the number of Conversion Shares and Service Shares equal to fifty percent (50%) of the Conversion Shares and Service Shares that may or have been issued (as adjusted for stock splits, stock dividends, reverse stock splits or any other combination or division of the Conversion Shares) will be entitled to deliver to the Company, on two (2) occasions, a written notice (a "Demand") requesting a Shelf Registration. Upon receipt of a Demand, the Company will deliver to each Qualified Holder a written notice (the "Notice of Demand") which shall include a copy of the Demand, together with a statement to the effect that the Company will include all Registrable Securities in a Shelf Registration pursuant to this
Section 2.1(b) unless the Company receives, by a date specified in the Notice of Demand (which date shall be no less than twenty (20) days following the delivery of such Notice of Demand), a notice from a Qualified Holder to exclude all or a portion of such Qualified Holder's Registrable Securities from such Shelf Registration. Following receipt of a Demand, the Company shall, as expeditiously as reasonably possible, use its reasonable best efforts to effect a Shelf Registration of all Registrable Securities except: (i) those which a Qualified Holder has on a timely basis requested to be excluded from such Shelf Registration, and (ii) those of any Qualified Holder that does not provide information reasonably requested by the Company in connection with the Shelf Registration Statement. The Company may, at its option, include in such Shelf Registration Statement shares held by any shareholder other than the Qualified Holders having rights similar to those contained in this Section 2.1(b). It is understood and agreed that the Qualified Holders may use one (1) Demand provided in this Section 2(b)(i) to request that the Conversion Shares and Service Shares then held by such Qualified Holders at the time of the Demand be included in the Registration Statement to be filed with the SEC pursuant to Section 2.2(a).


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                        (2) The Company agrees to use its reasonable best
efforts to keep the Shelf Registration Statement continuously effective for a period of eighteen (18) months following the date on which such Shelf Registration Statement is initially declared effective, or such shorter period which will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration.

                        (3) The Company shall not be obligated to take any action to effect any registration pursuant to this Section 2.1(b) if the Company shall furnish to the Qualified Holders a certificate signed by the President of the Company, stating that in the good faith judgment of the Board of Directors of the Company it would be detrimental to the Company and its stockholders for such Shelf Registration Statement to be filed at the date filing would be required, in which case the Company shall have an additional period of not more than 90 days within which to file such Shelf Registration Statement.

         (3) Piggy-back Registration.

                        (1) If the Company at any time prior to the third (3rd) anniversary of the later of original issuance of the Warrants or the Service Shares proposes to register any of its securities for an Underwritten Offering under the Securities Act (other than pursuant to a Shelf Registration), whether or not for sale for its own account, and if the registration form proposed to be used may be used for the registration of Registrable Securities, the Company will each such time give prompt written notice to all Qualified Holders of its intention to do so. Upon the written request of any such Qualified Holder made within thirty (30) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Qualified Holder), the Company will use its reasonable best efforts to cause all such Registrable Securities as to which Qualified Holders requested registration to be registered under the Securities Act (with the securities which the Company at the time proposes to register), so as to permit the sale or other disposition by such Qualified Holders of such Registrable Securities.

                        (2) No registration effected pursuant to this Section 2.1(c) shall be deemed to have been effected pursuant to Section 2.1(b) hereof.

                        (3) Notwithstanding anything to the contrary in this
Section 2.1(c), the Company shall have the right to discontinue any Piggy-back Registration at any time prior to the effective date of such Piggy-back Registration if the registration of other securities giving rise to such Piggy-back Registration is discontinued; provided, that no such discontinuation shall preclude an immediate or subsequent request for a Shelf Registration.


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                        (4) Registration Procedures. If the Company is required
by the provisions of this Section 2.1 to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Section, the Company will, as expeditiously as possible:

                            (1) prepare and file with the SEC a Registration
Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become and remain effective during the Applicable Period; in the case of a Shelf Registration Statement, such Registration Statement shall be (A) reasonably acceptable to special counsel for the Qualified Holders and (B) available for the sale of Registrable Securities in accordance with the intended method or methods of distribution of the selling Qualified Holders (subject to the limitation set forth in Section 2.1(b)(iii) hereof), which such method or methods shall be reasonably acceptable to the Company;

                            (2) prepare and file with the SEC such amendments
and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for the Applicable Period and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement during the Applicable Period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

                            (3) furnish to each seller of such Registrable
Securities and, in the case of an Underwritten Offering, each Underwriter of the securities being sold by such seller, such number of copies of such Registration Statement, such number of copies of the Prospectus included in such Registration Statement and such other documents as such seller and Underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (including any Prospectus amended or supplemented as set forth in Section 2.1(d)(vi));

                            (4) use its reasonable best efforts to register or
qualify such Registrable Securities covered by such Registration Statement under such other securities or "blue-sky laws", so-called, of such jurisdictions as any seller and each Underwriter of the securities being sold by such seller shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of such Registrable Securities owned by such seller; provided, that the Company shall not for any such purpose be required to
(A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 2.1(d)(iv) be obligated to be qualified, (B) subject itself to taxation in any such jurisdiction, (C) to consent to general service of process in any such jurisdictions, or (D) register or qualify such Registrable Securities in more than ten (10) states; (1)

                            (5) use its reasonable best efforts to cause such
Registrable Securities covered by such registration statement to be registered with or approved by such other


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governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                            (6) notify each seller of any such Registrable
Securities covered by such Registration Statement: (i) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (ii) of receipt of notification with respect to the suspension of the qualification of the Registrable Securities for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose,
(iii) at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the Company's becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (other than a fact relating to such seller), and as promptly as practicable use its reasonable best efforts to prepare a Prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                            (7) otherwise use its reasonable best efforts to
comply with federal and state laws and all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

                            (8) use its reasonable best efforts (A) to cause all
such Registrable Securities covered by such Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (B) to secure the listing of all such Registrable Securities covered by such registration statement on the NASDAQ SmallCap Market or the NASDAQ National Market System and, without limiting the generality of the foregoing, to arrange for at least two (2) market makers to register as such with respect to such Registrable Securities with the National Association of Securities Dealers;

                            (9) provide a transfer agent and registrar for all
such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                            (10) make available for inspection by any seller of
such Registrable Securities covered by such Registration Statement, by any Underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by any such seller or any such Underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and

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cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; provided, however, that all such persons shall agree to standard confidentiality provisions regarding all such records, documents and information; and

                            (11) permit any holder of Registrable Securities
which holder, in the sole and exclusive judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of the Company, to participate in the preparation of such registration or comparable statement.

Each Qualified Holder shall be deemed to have agreed by including Registrable Securities in a Registration Statement that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.1(d)(vi) hereof, such Qualified Holder will forthwith discontinue such Qualified Holder's disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Qualified Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.1(d)(vi) hereof and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Qualified Holder's possession of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the Applicable Period shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 2.1(d)(vi) hereof.

         If any Registration Statement, Prospectus or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company, then (whether or not, in the sole and exclusive judgment, exercised in good faith, of such holder, such holder is or might be deemed to be a controlling person of the Company) such holder shall have the right to require:
(i) the insertion therein of language, in form and substance reasonably satisfactory to such holder and presented to the Company in writing, to the effect that the holding of such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal or state statute then in force, the deletion of the reference to such holder. Each seller shall provide to the Company in writing information concerning itself required by law to be included in any Registration Statement registering shares held by such seller.

         (5) Registration Expenses. The Company shall, whether or not any Shelf Registration or Piggy-back Registration shall become effective, pay all expenses incident to its performance of or compliance with this Section in connection with a Shelf Registration or Piggy-back Registration, including without limitation all registration and filing fees, fees and


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expenses of compliance with securities or blue sky laws (subject to the limitation set forth in Section 2.1(d)(iv) hereof), printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and all independent public accountants and other persons retained by the Company; provided, however, that the Company shall bear no responsibility for any fees or disbursements of any counsel for any seller, any fees or disbursements of any underwriter or any underwriting commissions and discounts. In all cases, any allocation of Company personnel or other general overhead expenses of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business shall be borne by the Company.

         (6) Indemnification and Contribution. The Company hereby indemnifies, to the extent permitted by law, each Qualified Holder, its officers, directors, employees, agents and representatives, if any, and each Person, if any, that "controls" such Qualified Holder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information respecting such Qualified Holder furnished in writing to the Company by such Qualified Holder expressly for use therein. In connection with any Registration Statement with respect to Registrable Securities held by a Qualified Holder, each such Qualified Holder will furnish to the Company in writing such information respecting such Qualified Holder as shall be reasonably requested by the Company for use in any such Registration Statement or Prospectus and will indemnify, to the extent permitted by law, the Company, its officers, directors, employees, agents and representatives and each Person, if any, that "controls" the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or Prospectus or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in or such omission is from information so furnished in writing by such Qualified Holder expressly for use therein. Any Person entitled to indemnification under the provisions of this Section 2.1(f) shall: (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party


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shall not be subject to any liability for any such settlement made without its consent (which consent shall not be unreasonably withheld). In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect to such claim. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a participating Qualified Holder, its officers, directors or any Person, if any, who controls such Qualified Holder as aforesaid, and shall survive the transfer of such securities by such Qualified Holder.

If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (x) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (y) if the allocation provided by clause (x) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (7) Certain Limitations on Registration Rights. In the case of a Piggy-back Registration, if the Company or holders of securities initially requesting or demanding such registration have determined to enter into an underwriting agreement in connection therewith, all Registrable Securities to be included in such registration shall be subject to such underwriting agreement, and no Person may participate in such registration unless such Person agrees to sell such Person's securities on the basis provided in the underwriting arrangements approved by the Company or such holders and completes and/or executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other reasonable documents which must be executed under the terms of such underwriting arrangements.

         (8) Allocation of Securities Included in Registration Statement. In the case of an Underwritten Offering, if the managing Underwriter shall advise the Company and the Qualified Holders in writing that the inclusion in any registration pursuant to this Section of some or all of the Registrable Securities sought to be registered by the holders requesting such registration creates a substantial risk that the proceeds or price per unit either the Company or the holders of securities who have demanded such Underwritten Offering will derive from such registration will be reduced or that the number of securities to be registered (including those


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sought to be registered at the instance of the Company and any other party entitled to participate in such registration as well as those sought to be registered by the Qualified Holders) is too large a number to be reasonably sold, then the number of Registrable Securities sought to be registered by each Seller (as defined below) shall be reduced pro rata in proportion to the number of securities sought to be registered by all Sellers to the extent necessary to reduce the number of securities to be registered to the number recommended by the managing underwriter.

         For purposes of this Section 2.1(h), the term "Seller" shall mean and include each holder of securities (including, but not limited to, Registrable Securities) entitled to participate in the subject registration pursuant to contractual piggy back registration rights held by such holder.

            (9) Limitations on Sale or Distribution of Other Securities. Each holder of Registrable Securities shall be deemed to have agreed by the inclusion of Registrable Securities in a Registration Statement not to effect any public sale or distribution, including (if requested by the Underwriter) any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, and to use such holder's best efforts not to effect any public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) within seven
(7) days before or ninety (90) days (or such other period to which the Underwriters of such offering may consent) after the effective date of any Registration Statement filed by the Company pursuant to this Article II or otherwise.

         2.2 Rule 144. The Company covenants that it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(l) of Rule 144 adopted by the SEC under the Securities Act) and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, will, upon the request of any Qualified Holder, make publicly available such information), and will take such further action as any Qualified Holder may reasonably request, all to the extent required from time to time to enable such Qualified Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by: (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Qualified Holder, the Company will deliver to such Qualified Holder a written statement as to whether it has complied with such requirements.

                                   ARTICLE 3
                                  MISCELLANEOUS

         3.1 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Majority Holders; provided, that no amendment, modification


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or supplement or waiver or consent to the departure with respect to the provisions of Sections 2.1(b) or 2.1(f) hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder of Registrable Securities.

         3.2 Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, administrators, heirs, successors and assigns, as applicable, including, without limitation and without the need for an express assignment, subsequent Qualified Holders. If any successor, assignee or transferee of any Qualified Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits hereof and shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

         3.3 Notices. All notices and other communications provided for hereunder shall be in writing and shall be sent by certified mail or reputable overnight courier or hand delivery, in each case postage or charges prepaid:

                  if to the Company, to:

                  Shared Technologies Cellular, Inc.
                  100 Great Meadow Road, Suite 102
                  Wethersfield, Connecticut  06109
                  Attention:  Legal Department

                  if to RDI, to:

                  Retail Distributors, Inc.
                  150 East Palmetto Park Road
                  Boca Raton, FL 33432
                  Attention: Beth Geller, General Counsel

or such other address as shall be furnished in writing by any party in accordance with this Section 3.3 and any such notice or communication shall be deemed effective as of the date so given.

         3.4 Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

         3.5 Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such provision, paragraph, word, clause, phrase or sentence in


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every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         3.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         3.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut, without regard to the conflicts of laws rules thereof.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, hereby have executed this Registration Rights Agreement as of the date first above written.

                                   RETAIL DISTRIBUTORS, INC.



                                   By: /s/ Ray J. Wysocki
                                       ----------------------
                                   Name: Ray J. Wysocki
                                   Title:  President


                                   SHARED TECHNOLOGIES CELLULAR, INC.



                                   By:  /s/  Vincent DiVincenzo
                                        ------------------------
                                   Name: Vincent DiVincenzo
                                   Title: CFO


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